EXHIBIT 10.4

EXECUTION COPY

AMENDMENT NO. 1 TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of Alliance Laundry Systems LLC, a Delaware limited liability company (the “Company”), is made as of July 23, 2003 by Alliance Laundry Holdings LLC, a Delaware limited liability company (“Holdings”).

WHEREAS, Holdings is party to that certain Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), dated as of May 5, 1998, of the Company;

WHEREAS, Holdings is the owner of all of the issued and outstanding equity interests of the Company; and

WHEREAS, pursuant to the authority granted to Holdings pursuant to Section 9.1 of the LLC Agreement as the holder of the Majority in Interests of the Members, Holdings desires to amend certain provisions of the LLC Agreement.

NOW, THEREFORE, pursuant to the powers granted to it by Section 9.1 of the LLC Agreement, Holdings hereby amends the LLC Agreement as follows:

1. Indemnification. Section 4.3 of the LLC Agreement is amended and restated in its entirety as follows:

“Except as limited by law and subject to the provisions of this Section 4.3, each person and entity shall be entitled to be indemnified and held harmless on an as incurred basis by the LLC (but only after first making a claim for indemnification available from any other source and only to the extent indemnification is not provided by that source) to the fullest extent permitted under the Act as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the LLC to provide broader indemnification rights than such law permitted the LLC to provide prior to such amendment) against all losses, liabilities and expenses, including attorneys’ fees and expenses, arising from claims, actions and proceedings in which such person or entity may be involved, as a party or otherwise, by reason of his being or having been on the Board, a Participant, officer, employee or agent of the LLC, or by reason of his serving at the request of the LLC as a director, officer, manager, member, partner, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan whether or not such person or entity continues to be such at the time any such loss, liability or expense if paid or incurred; provided that (unless the Board otherwise consents), no person or entity shall be entitled to indemnification for any expenses, liabilities and losses suffered by them that are attributable to such person’s or entity’s gross negligence, willful misconduct or knowing violation of law or for any present or future breaches of any representations, warranties or covenants by such person or entity contained in any agreement between them and the Company. The rights of indemnification provided in this Section 4.3 will be in addition to any rights to which such person may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns. In particular, and without limitation of the foregoing, such person or entity shall be entitled to indemnification by the LLC against expenses (as incurred), including attorneys’ fees and expenses, incurred by such person or entity upon the delivery by such person or entity to the LLC of a written undertaking (reasonably acceptable to the Board).”

2. Use of Defined Terms. All capitalized terms used in this Amendment but not defined herein shall have the meanings given to them in the LLC Agreement.

3. Effect of Amendment. The LLC Agreement, as amended pursuant to the terms of this Amendment, shall continue in full force and effect after the date of this Amendment.

* * * * *

IN WITNESS WHEREOF, the undersigned has executed and delivered this Amendment as of the date first above written.

ALLIANCE LAUNDRY HOLDINGS LLC

By:	/s/ Thomas F. L’Esperance
Name: Thomas F. L’Esperance
Its: President & Chief Executive Officer